UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 8, 2014

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

On September 8, 2014, Opexa Therapeutics, Inc. (the “Company”) issued a press release titled “Opexa Therapeutics to Target Rare Disease—Neuromyelitis Optica (NMO) as next Development Program.”

The Company also announced it will host a conference call and webcast with a panel of leading medical authorities to provide an overview of NMO and discuss the Company’s differentiated T-cell treatment approach.  The conference call and webcast will be held on September 8, 2014 at 9:30 a.m. EDT.  To listen to the conference call, dial in approximately ten minutes before the scheduled 9:30 a.m. EDT time to (253) 237-1170 or toll free at (877) 372-0867.  Please reference conference ID 84494085 or the Opexa Therapeutics Business Update.   A live webcast of the call can also be accessed via the webcast link on the Investor Relations page of Opexa’s website (www.opexatherapeutics.com).

A copy of the press release issued by the Company on September 8, 2014 is attached hereto as Exhibit 99.1 and incorporated herein by reference.  A copy of the Company’s updated Investor Presentation that will be available on the Investor Relations page of the Company’s website (www.opexatherapeutics.com) and may be used with various investor conferences is attached hereto as Exhibit 99.2 and incorporated herein by reference. The Company does not undertake to update this presentation.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.        Description

99.1                    Press release issued by Opexa Therapeutics, Inc. on September 8, 2014.

99.2                    Opexa Therapeutics, Inc. Investor Presentation, September 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	September 8, 2014	OPEXA THERAPEUTICS, INC.

		By:	/s/ Neil K. Warma
Neil K. Warma
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Opexa Therapeutics, Inc. on September 8, 2014.

99.2	Opexa Therapeutics, Inc. Investor Presentation, September 2014.